UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2007
TENNECO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer of
incorporation or organization)	Identification No.)	Incorporation

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS		60045
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (847) 482-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Tenneco Inc. is evaluating the possibility of purchasing Delphi’s Kettering, Ohio ride control assets as part of Delphi’s asset sale under bankruptcy proceedings. As part of the evaluation and purchase negotiation process, Tenneco has entered into an agreement with the International Union of Electrical Workers, which represents the Delphi workforce at the Kettering plant. The agreement with the IUE is subject to ratification by the IUE’s rank and file members. In addition, such agreement would become effective only if Tenneco decides to pursue the opportunity and completes the Delphi Kettering asset purchase. Tenneco is still evaluating this opportunity and has not reached a definitive agreement to purchase these assets. Any such purchase would be contingent on Tenneco’s successful negotiation of a purchase agreement with Delphi, Tenneco’s successful negotiation of several agreements with third parties and bankruptcy court approval.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.
Date: August 8, 2007	By:	/s/ David A. Wardell
David A. Wardell
Senior Vice President, General Counsel and Corporate Secretary